UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2013

GOLD RESOURCE CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	001-34857	84-1473173
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2886 Carriage Manor Point

Colorado Springs, CO 80906

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number including area code: (303) 320-7708

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 25, 2013, the Board of Directors of Gold Resource Corporation (the “Company”) adopted an amendment to Section 16 of Article II of its bylaws to provide shareholders an opportunity to nominate persons to the Board of Directors by providing written notification of such nominations not less than 90 days in advance of the shareholder meeting at which the nomination is to be considered, or, if later, the twentieth day following the day on which public announcement of the date of such shareholder meeting is made. Previously, shareholders were required to submit nominations at least 90 days in advance of the applicable shareholder meeting, regardless of the date on which the Company announced such meeting. The amendment also revised an obsolete reference to Regulation S-K of the rules and regulations of the Securities and Exchange Commission. A copy of Section 16 of Article II as amended is attached to this report as Exhibit 3.2.

Item 8.01 Other Events.

On March 26, 2013, the Company announced its annual meeting of shareholders would be held at 9:00 a.m. on June 20, 2013 at the Ritz-Carlton Hotel in Denver, Colorado. The record date for determining shareholders entitled to vote at such meeting is fixed at April 25, 2013. A copy of the press release containing information regarding the annual meeting of shareholders is attached to this report as Exhibit 99.1.

The information furnished under this Item 8.01, including the exhibits, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by reference to such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed or furnished with this report:

3.2	Amendment, dated March 25, 2013, to Amended and Restated Bylaws of Gold Resource Corporation dated August 9, 2010.

99.1	Press Release dated March 26, 2013.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLD RESOURCE CORPORATION

Date: March 26, 2013	By:	/s/ William W. Reid
	Name:	William W. Reid
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.2	Amendment, dated March 25, 2013, to Amended and Restated Bylaws of Gold Resource Corporation dated August 9, 2010.

99.1	Press Release dated March 26, 2013.

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